2Q 2019 Earnings Release and Supplemental Information

Frankfurt III

Quarter Ended June 30, 2019

CyrusOne Investor Relations

CyrusOne

2Q 2019 Earnings Release and Supplemental Information

Table of Contents

Earnings Release…………………………………………………………………………………..	3
Company Profile and Analyst Coverage…………………………………………………………	9
Summary of Financial Data…………………………………………………………………….	10
Condensed Consolidated Statements of Operations…………………………………………..	11
Condensed Consolidated Balance Sheets………………………………………………………	12
Condensed Consolidated Statements of Operations (5 quarters)…………………………….	13
Condensed Consolidated Balance Sheets (5 quarters)………………………………………..	14
Condensed Consolidated Statements of Cash Flow……………………………………………	15
Reconciliation of Net Income (Loss) to Net Operating Income (NOI) and to Adjusted EBITDA…..	16
Reconciliation of Net Income (Loss) to FFO and Normalized FFO…………………………..	17
Market Cap Summary, Reconciliation of Net Debt, Debt Schedule and Interest Summary……….	18
Colocation Square Footage (CSF) and CSF Leased……………………………………………..	19
2019 Guidance…………………………………………………………………………………..	20
Data Center Portfolio……………………………………………………………………………	21
NRSF Under Development and Land Available for Future Development………………………	23
Leasing Statistics - Lease Signings and New MRR Signed - Existing vs. New Customers……….	24
Customer Sector Diversification………………………………………………………………..	25
Lease Distribution………………………………………………………………………………..	26
Lease Expirations………………………………………………………………………………..	27

Quarter Ended June 30, 2019

CyrusOne.

Exhibit 99.1
CyrusOne Reports Second Quarter 2019 Earnings
2Q’19 Year-over-Year Revenue Growth of 28%
Announcing a 9% Increase in 3Q’19 Dividend per Share to $0.50

DALLAS (July 31, 2019) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced second quarter 2019 earnings.

Highlights

		% Change vs. 2Q’18
Category	2Q’19	2Q’18	2Q’18 Adjusted for ASC 842[1]
Revenue	$251.5 million	28%	28%
Net income / (loss)	$(8.5) million	n/m	n/m
Adjusted EBITDA	$127.3 million	15%	20%
Normalized FFO	$102.1 million	27%	30%
Net income / (loss) per diluted share	$(0.08)	n/m	n/m
Normalized FFO per diluted share	$0.90	11%	14%

•	Signed leases totaling 13 megawatts (“MW”) and $26 million in annualized GAAP revenue

–	Signed leases totaling 6 MW and 46,000 colocation square feet (“CSF”) in the second quarter, representing $13 million in annualized GAAP revenue

–	Signed leases totaling 7 MW subsequent to the end of the quarter representing an additional $13 million in annualized GAAP revenue

–	Backlog of $24 million in annualized GAAP revenue as of the end of the second quarter

•	Subsequent to the end of the quarter, signed 999-year lease on approximately 24 acres of land in Dublin with 72 MW of power capacity to support continued European expansion in key hyperscale market

•	Increasing 2019 Normalized FFO per diluted share guidance[2] by $0.20 at the midpoint of range, from $3.30 - $3.40 to $3.50 - $3.60

–	Midpoint of new guidance range represents 10% increase vs. 2018 Normalized FFO per diluted share adjusted for ASC 842

•	Announcing a 9% increase in the quarterly dividend for the third quarter of 2019 to $0.50 per share, up from $0.46 per share in the second quarter of 2019

•	As previously announced, raised approximately $200 million through the sale of approximately 5.7 million American depository shares (“ADSs”) of GDS Holdings Limited (“GDS”)

“Our results this quarter reflect very strong financial performance, and the midpoints of our current 2019 guidance ranges imply revenue growth of 19%, Adjusted EBITDA growth of 18%, and Normalized FFO per share growth of 10% compared to 2018,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “We continue to be one of the fastest-growing REITs, and the investments we have made over the past two years building out our international platform should enable us to continue to grow at industry-leading rates through 2020 and beyond.”

Second Quarter 2019 Financial Results

Revenue was $251.5 million for the second quarter, compared to $196.9 million for the same period in 2018, an increase of 28%. The increase in revenue was driven primarily by a 20% increase in occupied CSF from organic growth and the Zenium acquisition, a $14.7 million increase in equipment sales, and additional interconnection services.

Net loss was $(8.5) million for the second quarter, compared to net income of $105.9 million in the same period in 2018. Net loss for the second quarter included an $8.5 million loss on the Company’s equity investment in GDS, a leading data center provider in China. Net loss per diluted common share3 was $(0.08) in the second quarter of 2019, compared to net income per diluted common share of $1.06 in the same period in 2018.

Net operating income (“NOI”)4 was $148.2 million for the second quarter, compared to $128.0 million in the same period in 2018, an increase of 16%. Adjusted EBITDA5 was $127.3 million for the second quarter, compared to $110.6 million in the same period in 2018, an increase of 15%.

Normalized Funds From Operations (“Normalized FFO”)6 was $102.1 million for the second quarter, compared to $80.7 million in the same period in 2018, an increase of 27%. Normalized FFO per diluted common share was $0.90 in the second quarter of 2019.

Leasing Activity

CyrusOne leased approximately 6 MW of power and 46,000 CSF in the second quarter, representing $1.1 million in monthly recurring rent, inclusive of the monthly impact of installation charges, or approximately $13.1 million in annualized GAAP revenue7, excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 67 months (5.6 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 54 months (taking into account the impact of the backlog). Recurring rent churn8 for the second quarter was 0.6%, compared to 1.1% for the same period in 2018.

Portfolio Development and CSF Leased

In the second quarter, the Company completed construction on 59,000 CSF and 21 MW of power capacity across four projects in Raleigh-Durham, the New York Metro area, London, and Frankfurt. CSF leased9 as of the end of the second quarter was 89% for stabilized properties10 and 84% overall. In addition, the Company has development projects underway in Northern Virginia, Dallas, the New York Metro area, Austin, Frankfurt, London, and Amsterdam that are expected to add approximately 146,000 CSF and 55 MW of power capacity.

Balance Sheet and Liquidity

As of June 30, 2019, the Company had gross asset value11 totaling approximately $7.1 billion, an increase of approximately 28% over gross asset value as of June 30, 2018. CyrusOne had $2.73 billion of long-term debt12, $144.1 million of cash and cash equivalents, and $1.26 billion available under its unsecured revolving credit facility as of June 30, 2019. Net debt12 was $2.62 billion as of June 30, 2019, representing approximately 29% of the Company's total enterprise value as of June 30, 2019 of $9.1 billion, or 5.1x Adjusted EBITDA for the last quarter annualized. After further adjusting Adjusted EBITDA to exclude the impact of the adoption of ASC 842 as of January 1, 2019, in order to present the leverage metric on a basis comparable to that of prior periods, net debt to Adjusted EBITDA for the last quarter annualized was 5.0x13. Available liquidity14 was $1.41 billion as of June 30, 2019.

As previously announced, CyrusOne raised approximately $200 million through the sale of approximately 5.7 million ADSs of GDS in April 2019. The Company used the proceeds to pay down $200 million of its $1.0 billion term loan maturing in March 2023, decreasing the remaining balance to $800 million. CyrusOne continues to hold approximately 2.3 million ADSs, valued at approximately $90 million based on the GDS closing price on July 30, 2019.

Additionally, as previously announced, the settlement of approximately 2.9 million shares and receipt of $148 million in net proceeds from first quarter 2019 sales through the Company’s ATM equity program occurred in April 2019.

Dividend

On May 1, 2019, the Company announced a dividend of $0.46 per share of common stock for the second quarter of 2019. The dividend was paid on July 12, 2019, to stockholders of record at the close of business on June 28, 2019.

Additionally, today the Company is announcing a dividend of $0.50 per share of common stock for the third quarter of 2019, a 9% increase in the quarterly dividend compared to the second quarter of 2019. The dividend will be paid on October 11, 2019, to stockholders of record at the close of business on September 27, 2019.

Guidance

CyrusOne is updating guidance for full year 2019, tightening the guidance ranges for Total Revenue and Adjusted EBITDA, increasing the guidance range for Normalized FFO per diluted common share, and decreasing the guidance ranges for Capital Expenditures and Capital Expenditures - Development. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Revenue and Capital Expenditures) or reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	Previous 2019 Guidance	Revised 2019 Guidance
Total Revenue	$960 - 1,000 million	$970 - 990 million
Lease and Other Revenues from Customers	$835 - 865 million	$842 - 857 million
Metered Power Reimbursements	$125 - 135 million	$128 - 133 million
Adjusted EBITDA	$500 - 525 million	$507 - 517 million
Normalized FFO per diluted common share	$3.30 - 3.40	$3.50 - 3.60
Capital Expenditures	$900 - 1,000 million	$850 - 950 million
Development(1)	$890 - 985 million	$840 - 935 million
Recurring	$10 - 15 million	$10 - 15 million

(1)Development capital expenditures include the acquisition of land for future development.

Upcoming Conferences and Events

•	Cowen Communications Infrastructure Summit on August 12-13 in Boulder, CO

•	Raymond James Park City Summit on August 14-15 in Park City, UT

•	Bank of America Merrill Lynch 2019 Global Real Estate Conference on September 10-11 in New York City

•	BMO Capital Markets Annual Real Estate Conference on September 17-18 in Chicago

Conference Call Details

CyrusOne will host a conference call on August 1, 2019, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the second quarter of 2019. A live webcast of the conference call will be available in the “Investors / Events & Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The presentation to be made during the call is now available in this location. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on August 1, 2019, through August 15, 2019. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10132375.

Safe Harbor

This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. We undertake no obligation to revise or update any forward-looking statements for any reason other than as required by law.

Adoption of New Accounting Standard and Use of Non-GAAP Financial Measures and Other Metrics

In February 2016, the Financial Accounting Standards Board issued ASU 2016-02 (codified in ASC 842, Leases (“ASC 842”)) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. The ASU requires that a liability be recorded on the balance sheet for all leases where the reporting entity is a lessee, based on the present value of future lease obligations. A corresponding right-of-use asset will also be recorded. Amortization of the lease obligation and the right-of-use asset for leases classified as operating leases are on a straight-line basis. Leases classified as financing leases are required to be accounted for as financing arrangements similar to the accounting treatment for capital leases under ASC 840, Leases (the former accounting standard for all leases).

We adopted ASU 2016-02 on January 1, 2019, applied the package of practical expedients included therein and utilized the modified retrospective transition method, with the cumulative effect of transition, including initial recognition of lease assets and liabilities for existing operating leases, recognized as of the effective date, included in ASU 2018-11. By applying ASU 2018-11 at the adoption date, the presentation of financial information for periods prior to January 1, 2019 will remain unchanged.

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Normalized Funds From Operations per Diluted Common Share, Adjusted EBITDA, Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Normalized FFO per Diluted Common Share, Adjusted EBITDA, and NOI as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to make distributions. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP. The Company believes that Net Debt provides a useful measure of liquidity and financial health.
1 The Company adopted ASC 842 effective January 1, 2019. The adjusted 2Q’18 results have not been prepared in accordance with GAAP and represent the Company’s estimates as if the standard had been adopted as of January 1, 2018. The percentage changes versus adjusted 2Q’18 results are being shown solely for comparative and investor usefulness purposes with respect to the Company’s 2Q’19 results. There is no impact on 2Q’18 Revenue. The estimated impacts on 2Q’18 Net income, Adjusted EBITDA, Normalized FFO, Net income per share, and Normalized FFO per share are $1.4 million, $4.3 million, $2.3 million, $0.01, and $0.02, respectively.
2CyrusOne is not providing forward-looking GAAP guidance for GAAP net income (loss) per share or reconciliations of its non-GAAP guidance. See “Guidance” for more information.
3Net income (loss) per diluted common share is defined as net income (loss) divided by the weighted average diluted common shares outstanding for the period, which were 113.1 million for the second quarter of 2019.
4We use Net Operating Income ("NOI"), which is a non-GAAP financial measure commonly used in the REIT industry, as a supplemental performance measure. We use NOI as a supplemental performance measure because, when compared period over period, it captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by investors as a basis to evaluate REITs.

We calculate NOI as net income (loss), adjusted for sales and marketing expenses, general and administrative expenses, depreciation and amortization expenses, transaction, acquisition, integration and other related expenses, interest expense, (gain) loss on marketable equity investment, loss on early extinguishment of debt, other expenses, income tax expense and other items as appropriate. Amortization of deferred leasing costs is presented in depreciation and amortization expenses, which is excluded from NOI. Sales and marketing expenses are not property-specific, rather these expenses support our entire portfolio. As a result, we have excluded these sales and marketing expenses from our NOI calculation, consistent with the treatment of general and administrative expenses, which also support our entire portfolio. Because the calculation of NOI excludes various expenses, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner. Accordingly, our NOI may not be comparable to others. Therefore, NOI should be considered only as a supplement to net (loss) income presented in accordance with GAAP as a measure of our performance. NOI should not be used as a measure of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

5Adjusted EBITDA, which is a non-GAAP financial measure, is defined as net income (loss) as defined by GAAP adjusted for interest expense, income tax benefit (expense), depreciation and amortization, transaction, acquisition, integration and other related expenses, legal claim costs, stock-based compensation expense, severance and management transition costs, loss on early extinguishment of debt, new accounting standards and regulatory compliance and the related system implementation costs, (gain) loss on marketable equity investment, other expenses and other items as appropriate. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.
6We use funds from operations ("FFO") and normalized funds from operations ("Normalized FFO"), which are non-GAAP financial measures commonly used in the REIT industry, as supplemental performance measures. We use FFO and Normalized FFO as supplemental performance measures because, when compared period over period, they capture trends in occupancy rates, rental rates and operating costs. We also believe that, as widely recognized measures of the performance of REITs, FFO and Normalized FFO are used by investors as a basis to evaluate REITs.

We calculate FFO as net (loss) income computed in accordance with GAAP before real estate depreciation and amortization. While it is consistent with the definition of FFO promulgated by the National Association of Real Estate Investment Trusts ("NAREIT"), our computation of FFO may differ from the methodology for calculating FFO used by other REITs. Accordingly, our FFO may not be comparable to others.

We calculate Normalized FFO as FFO plus loss on early extinguishment of debt; loss (gain) on marketable equity investment; new accounting standards and regulatory compliance and the related system implementation costs; amortization of tradenames; transaction, acquisition, integration and other related expenses; severance and management transition costs; legal claim costs and other items as appropriate. We believe our Normalized FFO calculation provides a comparable measure between different periods. Other REITs may not calculate Normalized FFO in the same manner. Accordingly, our Normalized FFO may not be comparable to others.

In addition, because FFO and Normalized FFO exclude real estate depreciation and amortization, and capture neither the changes in the value of our properties that result from use or from market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO and Normalized FFO as measures of our performance is limited. Therefore, FFO and Normalized FFO should be considered only as supplements to net (loss) income presented in accordance with GAAP as measures of our performance. FFO and Normalized FFO should not be used as measures of our liquidity or as indicative of funds available to fund our cash needs, including our ability to make distributions. FFO and Normalized FFO also should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP.
7Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
8Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.
9CSF leased is calculated by dividing CSF under signed leases for colocation space (whether or not the contract has commenced billing) by total CSF. CSF leased differs from CSF occupied presented in the Data Center Portfolio table because the leased rate includes CSF for signed leases that have not commenced billing.
10Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.
11Gross asset value is defined as total assets plus accumulated depreciation.

12Long-term debt and net debt exclude adjustments for deferred financing costs and bond premiums. Net debt, which is a non-GAAP financial measure, provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and capital lease obligations, offset by cash and cash equivalents.
13The estimated impact of the adoption of ASC 842 on Adjusted EBITDA for the last quarter annualized is $16.2 million.

14Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies.
With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.
# # #

Investor Relations
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for approximately 1,000 customers, including more than 200 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its nearly 50 data centers worldwide.

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2101 Cedar Springs Road, Ste. 900	Gary Wojtaszek, President and CEO	Jonathan Schildkraut, EVP & Chief Strategy Officer
Dallas, Texas 75201	Tesh Durvasula, EVP & President, Europe	John Gould, EVP & Chief Commercial Officer
Phone: (972) 350-0060	Diane Morefield, EVP & Chief Financial Officer	Kellie Teal-Guess, EVP & Chief People Officer
Website: www.cyrusone.com	Kevin Timmons, EVP & Chief Technology Officer	Robert Jackson, EVP General Counsel & Secretary

Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Berenberg Capital Markets	Nate Crossett	(646) 949-9030
BMO Capital Markets	Ari Klein	(212) 885-4103
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Guggenheim Securities, LLC	Robert Gutman	(212) 518-9148
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
MoffettNathanson	Nick Del Deo, CFA	(212) 519-0025
Morgan Stanley	Simon Flannery	(212) 761-6432
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Erik Rasmussen	(212) 271-3461
SunTrust Robinson Humphrey	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513

CyrusOne Inc.
Summary of Financial Data
(Dollars in millions, except per share amounts)

	Three Months
	June 30,	March 31,	June 30,	Growth %
	2019	2019	2018	Yr/Yr
Revenue	$251.5	$225.0	$196.9	28%
Net operating income	148.2	141.7	128.0	16%
Net (loss) income	(8.5)	89.4	105.9	n/m
Funds from Operations ("FFO") - Nareit defined	91.7	189.5	175.7	(48)%
Normalized Funds from Operations ("Normalized FFO")	102.1	89.3	80.7	27%
Weighted average number of common shares outstanding - diluted for Normalized FFO	113.1	108.8	99.4	14%
(Loss) income per share - basic	$(0.08)	$0.82	$1.07	n/m
(Loss) income per share - diluted	$(0.08)	$0.82	$1.06	n/m
Normalized FFO per diluted common share	$0.90	$0.82	$0.81	11%
Adjusted EBITDA	$127.3	$119.2	$110.6	15%
Adjusted EBITDA as a % of Revenue	50.6%	53.0%	56.2%	(5.6) pts

	As of
	June 30,	March 31,	June 30,	Growth %
	2019	2019	2018	Yr/Yr
Balance Sheet Data
Gross investment in real estate	$5,707.0	$5,508.8	$4,145.6	38%
Accumulated depreciation	(1,207.4)	(1,122.5)	(900.3)	34%
Total investment in real estate, net	4,499.6	4,386.3	3,245.3	39%
Cash and cash equivalents	144.1	126.0	116.2	24%
Market value of common equity	6,532.5	5,785.0	5,784.3	13%
Long-term debt	2,729.9	2,915.8	2,200.0	24%
Net debt	2,617.4	2,823.2	2,098.7	25%
Total enterprise value	9,149.9	8,608.2	7,883.0	16%
Net debt to LQA Adjusted EBITDA(a)	5.1x	5.2x	4.7x	0.4x

Dividend Activity
Dividends per share	$0.46	$0.46	$0.46	-

Portfolio Statistics
Data centers	47	48	43	9%
Stabilized CSF (000)	3,744	3,721	3,097	21%
Stabilized CSF % leased	89%	90%	92%	(3) pts
Total CSF (000)	4,116	4,061	3,369	22%
Total CSF % leased	84%	86%	88%	(4) pts
Total NRSF (000)	7,085	7,004	5,842	21%

(a) March 31, 2019 period adjusted to reflect the impact of proceeds from the April 2019 settlement of shares of common stock sold through the Company's ATM equity program in March 2019, proceeds from the sale of GDS ADSs in April 2019, and the repayment of $200 million of the $1.0 billion term loan in April 2019.

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months				Six Months
	Ended June 30,		Change		Ended June 30,		Change
	2019	2018	$	%	2019	2018	$	%
Revenue(a)	$251.5	$196.9	$54.6	28%	$476.5	$393.5	83.0	21%
Operating expenses:
Property operating expenses	103.3	68.9	34.4	50%	186.6	136.7	49.9	37%
Sales and marketing	5.3	4.4	0.9	20%	10.6	9.7	0.9	9%
General and administrative	19.7	18.6	1.1	6%	41.9	37.9	4.0	11%
Depreciation and amortization	102.1	77.6	24.5	32%	204.2	152.2	52.0	34%
Transaction, acquisition, integration and other related expenses	1.4	0.4	1.0	n/m	1.7	2.3	(0.6)	(26)%
Total operating expenses	231.8	169.9	61.9	36%	445.0	338.8	106.2	31%
Operating income	19.7	27.0	(7.3)	(27)%	31.5	54.7	(23.2)	(42)%
Interest expense	(21.1)	(22.8)	1.7	(7)%	(44.8)	(43.6)	(1.2)	3%
(Loss) gain on marketable equity investment	(8.5)	102.7	(111.2)	n/m	92.7	143.2	(50.5)	(35)%
Loss on early extinguishment of debt	—	—	—	n/m	—	(3.1)	3.1	n/m
Other expense	—	—	—	n/m	(0.1)	—	(0.1)	n/m
Net (loss) income before income taxes	(9.9)	106.9	(116.8)	n/m	79.3	151.2	(71.9)	(48)%
Income tax benefit (expense)	1.4	(1.0)	2.4	n/m	1.6	(1.8)	3.4	n/m
Net (loss) income	$(8.5)	$105.9	$(114.4)	n/m	$80.9	$149.4	$(68.5)	(46)%
(Loss) income per share - basic	$(0.08)	$1.07	$(1.15)	n/m	$0.73	$1.53	$(0.80)	(52)%
(Loss) income per share - diluted	$(0.08)	$1.06	$(1.14)	n/m	$0.73	$1.52	$(0.79)	(52)%

(a) The Company adopted the new accounting standard, ASC 842, “Leases”, in the first quarter of 2019. Revenue includes metered power reimbursements of $31.7 million and $24.8 million for the three months ended June 30, 2019 and 2018, respectively, and includes metered power reimbursements of $60.3 million and $46.4 million for the six months ended June 30, 2019 and 2018, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	June 30,	December 31,	Change
	2019	2018	$	%
Assets
Investment in real estate:
Land	$148.0	$118.5	$29.5	25%
Buildings and improvements	1,689.7	1,677.5	12.2	1%
Equipment	2,869.7	2,630.2	239.5	9%
Gross operating real estate	4,707.4	4,426.2	281.2	6%
Less accumulated depreciation	(1,207.4)	(1,054.5)	(152.9)	14%
Net operating real estate	3,500.0	3,371.7	128.3	4%
Construction in progress, including land under development	799.2	744.9	54.3	7%
Land held for future development	200.4	176.4	24.0	14%
Total investment in real estate, net	4,499.6	4,293.0	206.6	5%
Cash and cash equivalents	144.1	64.4	79.7	n/m
Rent and other receivables, net	268.4	234.9	33.5	14%
Restricted cash	1.3	—	1.3	n/m
Operating lease right-of-use assets, net	78.5	—	78.5	n/m
Equity investments	91.9	198.1	(106.2)	(54)%
Goodwill	455.1	455.1	—	n/m
Intangible assets, net	215.3	235.7	(20.4)	(9)%
Other assets	115.5	111.3	4.2	4%
Total assets	$5,869.7	$5,592.5	$277.2	5%
Liabilities and equity
Debt	$2,713.8	$2,624.7	$89.1	3%
Capital lease obligations	31.6	33.4	(1.8)	(5)%
Operating lease liabilities	114.1	—	114.1	n/m
Lease financing arrangements	—	123.3	(123.3)	n/m
Construction costs payable	149.5	195.3	(45.8)	(23)%
Accounts payable and accrued expenses	112.8	121.3	(8.5)	(7)%
Dividends payable	53.0	51.0	2.0	4%
Deferred revenue and prepaid rents	166.8	148.6	18.2	12%
Deferred tax liability	65.5	68.9	(3.4)	(5)%
Total liabilities	3,407.1	3,366.5	40.6	1%
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	n/m
Common stock, $.01 par value, 500,000,000 shares authorized and 113,176,370 and 108,329,314 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	1.1	1.1	—	n/m
Additional paid in capital	3,089.5	2,837.4	252.1	9%
Accumulated deficit	(613.0)	(600.2)	(12.8)	2%
Accumulated other comprehensive loss	(15.0)	(12.3)	(2.7)	22%
Total stockholders’ equity	2,462.6	2,226.0	236.6	11%
Total liabilities and equity	$5,869.7	$5,592.5	$277.2	5%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Revenue(a)	$251.5	$225.0	$221.3	$206.6	$196.9
Operating expenses:
Property operating expenses	103.3	83.3	78.0	77.7	68.9
Sales and marketing	5.3	5.3	5.6	4.3	4.4
General and administrative	19.7	22.2	23.4	19.3	18.6
Depreciation and amortization	102.1	102.1	97.9	84.0	77.6
Transaction, acquisition, integration and other related expenses	1.4	0.3	1.6	1.1	0.4
Total operating expenses	231.8	213.2	206.5	186.4	169.9
Operating income	19.7	11.8	14.8	20.2	27.0
Interest expense	(21.1)	(23.7)	(25.3)	(25.8)	(22.8)
(Loss) gain on marketable equity investment	(8.5)	101.2	(96.7)	(36.6)	102.7
Loss on early extinguishment of debt	—	—	—	—	—
Other expense	—	(0.1)	—	—	—
Net (loss) income before income taxes	(9.9)	89.2	(107.2)	(42.2)	106.9
Income tax benefit (expense)	1.4	0.2	1.4	(0.2)	(1.0)
Net (loss) income	$(8.5)	$89.4	$(105.8)	$(42.4)	$105.9
(Loss) income per share - basic	$(0.08)	$0.82	$(1.00)	$(0.43)	$1.07
(Loss) income per share - diluted	$(0.08)	$0.82	$(1.00)	$(0.43)	$1.06

(a) The Company adopted the new accounting standard, ASC 842, “Leases”, in the first quarter of 2019. Revenue includes metered power reimbursements of $31.7 million, $28.5 million, $28.4 million, $29.3 million and $24.8 million for the three months ended June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018 and June 30, 2018, respectively.

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Assets
Investment in real estate:
Land	$148.0	$124.9	$118.5	$125.2	$107.4
Buildings and improvements	1,689.7	1,649.2	1,677.5	1,587.3	1,461.1
Equipment	2,869.7	2,799.6	2,630.2	2,452.5	2,050.3
Gross operating real estate	4,707.4	4,573.7	4,426.2	4,165.0	3,618.8
Less accumulated depreciation	(1,207.4)	(1,122.5)	(1,054.5)	(973.4)	(900.3)
Net operating real estate	3,500.0	3,451.2	3,371.7	3,191.6	2,718.5
Construction in progress, including land under development	799.2	734.7	744.9	738.6	452.6
Land held for future development	200.4	200.4	176.4	189.6	74.2
Total investment in real estate, net	4,499.6	4,386.3	4,293.0	4,119.8	3,245.3
Cash and cash equivalents	144.1	126.0	64.4	61.0	116.2
Rent and other receivables, net	268.4	248.7	234.9	224.6	201.4
Restricted cash	1.3	1.3	—	—	—
Operating lease right-of-use assets, net	78.5	83.8	—	—	—
Equity investments	91.9	299.3	198.1	282.2	318.8
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	215.3	226.1	235.7	248.4	190.5
Other assets	115.5	114.8	111.3	102.0	101.4
Total assets	$5,869.7	$5,941.4	$5,592.5	$5,493.1	$4,628.7
Liabilities and equity
Debt	$2,713.8	$2,898.6	$2,624.7	$2,576.2	$2,179.5
Capital lease obligations	31.6	33.4	33.4	36.9	14.9
Operating lease liabilities	114.1	119.6	—	—	—
Lease financing arrangements	—	—	123.3	125.8	127.8
Construction costs payable	149.5	155.5	195.3	160.5	113.3
Accounts payable and accrued expenses	112.8	81.6	121.3	96.8	91.4
Dividends payable	53.0	51.5	51.0	49.7	46.5
Deferred revenue and prepaid rents	166.8	155.9	148.6	139.5	127.1
Deferred tax liability	65.5	67.2	68.9	68.7	—
Total liabilities	3,407.1	3,563.3	3,366.5	3,254.1	2,700.5
Stockholders' equity
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 113,176,370 and 108,329,314 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	1.1	1.1	1.1	1.1	1.0
Additional paid in capital	3,089.5	2,938.2	2,837.4	2,685.3	2,281.5
Accumulated deficit	(613.0)	(552.2)	(600.2)	(444.3)	(353.0)
Accumulated other comprehensive loss	(15.0)	(9.0)	(12.3)	(3.1)	(1.3)
Total stockholders' equity	2,462.6	2,378.1	2,226.0	2,239.0	1,928.2
Total liabilities and equity	$5,869.7	$5,941.4	$5,592.5	$5,493.1	$4,628.7

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018
Cash flows from operating activities:
Net income	$80.9	$149.4	$(8.5)	$105.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	204.2	152.2	102.1	77.6
Provision for bad debt expense	(0.3)	0.4	(0.3)	(0.1)
Unrealized gain on marketable equity investment	(25.8)	(143.2)	75.4	(102.7)
Realized gain on marketable equity investment	(66.9)	—	(66.9)	—
Loss on early extinguishment of debt	—	3.1	—	—
Interest expense amortization, net	2.3	1.8	1.1	1.1
Stock-based compensation expense	8.2	8.4	3.7	4.5
Deferred income tax expense	(3.4)	—	(2.6)	—
Operating lease cost	9.6	—	4.6	—
Other	(0.2)	—	0.3	—

Change in operating assets and liabilities:
Rent and other receivables, net and other assets	(41.1)	(36.8)	(23.1)	(18.8)
Accounts payable and accrued expenses	(8.2)	(3.1)	31.6	25.8
Deferred revenue and prepaid rents	18.0	16.3	10.9	11.0
Operating lease liabilities	(9.8)	—	(4.7)	—
Net cash provided by operating activities	167.5	148.5	123.6	104.3
Cash flows from investing activities:
Investment in real estate	(514.8)	(322.7)	(212.9)	(177.5)
Proceeds from sale of equity investments	199.8	—	199.8	—
Equity investments	(0.3)	—	(0.3)	—
Net cash used in investing activities	(315.3)	(322.7)	(13.4)	(177.5)
Cash flows from financing activities:
Issuance of common stock, net	252.6	152.2	147.6	9.3
Dividends paid	(101.3)	(86.6)	(50.9)	(45.6)
Proceeds from revolving credit facility	287.8	—	12.1	—
Proceeds from unsecured term loan	—	985.4	—	(0.2)
Repayments of unsecured term loan	(200.0)	(902.7)	(200.0)	—
Payments on finance lease liabilities	(1.2)	(5.1)	(0.6)	(2.5)
Tax payment upon exercise of equity awards	(8.8)	(4.7)	(0.1)	(0.3)
Net cash provided by (used in) financing activities	229.1	138.5	(91.9)	(39.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	—	(0.2)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	81.0	(35.7)	18.1	(112.5)
Cash, cash equivalents and restricted cash at beginning of period	64.4	151.9	127.3	228.7
Cash, cash equivalents and restricted cash at end of period	$145.4	$116.2	$145.4	$116.2

Supplemental disclosure of cash flow information:
Cash paid for interest, including amounts capitalized of $18.1 million and $10.4 million in 2019 and 2018, respectively	$62.7	$53.3	$16.0	$11.1
Cash paid for income taxes	2.8	3.0	2.8	2.7
Non-cash investing and financing activities:
Construction costs payable	149.5	113.3	149.5	113.3
Dividends payable	53.0	46.5	53.0	46.5

CyrusOne Inc.
Reconciliation of Net Income (Loss) to Net Operating Income
(Dollars in millions)
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,		Change		June 30,		Change
	2019	2018	$	%	2019	2018	$	%
Net (Loss) Income	$(8.5)	$105.9	$(114.4)	n/m	$80.9	$149.4	$(68.5)	(46)%
Sales and marketing expenses	5.3	4.4	0.9	20%	10.6	9.7	0.9	9%
General and administrative expenses	19.7	18.6	1.1	6%	41.9	37.9	4.0	11%
Depreciation and amortization expenses	102.1	77.6	24.5	32%	204.2	152.2	52.0	34%
Transaction, acquisition, integration and other related expenses	1.4	0.4	1.0	n/m	1.7	2.3	(0.6)	(26)%
Interest expense	21.1	22.8	(1.7)	(7)%	44.8	43.6	1.2	3%
Loss (gain) on marketable equity investment	8.5	(102.7)	111.2	n/m	(92.7)	(143.2)	50.5	(35)%
Loss on early extinguishment of debt	—	—	—	n/m	—	3.1	(3.1)	n/m
Other expense	—	—	—	n/m	0.1	—	0.1	n/m
Income tax (benefit) expense	(1.4)	1.0	(2.4)	n/m	(1.6)	1.8	(3.4)	n/m
Net Operating Income	$148.2	$128.0	$20.2	16%	$289.9	$256.8	$33.1	13%

CyrusOne Inc.
Net Operating Income and Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Six Months Ended				Three Months Ended
	June 30,		Change		June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2018	$	%	2019	2019	2018	2018	2018
Net Operating Income
Revenue	$476.5	$393.5	$83.0	21%	$251.5	$225.0	$221.3	$206.6	$196.9
Property operating expenses	186.6	136.7	49.9	37%	103.3	83.3	78.0	77.7	68.9
Net Operating Income (NOI)	$289.9	$256.8	$33.1	13%	$148.2	$141.7	$143.3	$128.9	$128.0
NOI as a % of Revenue	60.8%	65.3%			58.9%	63.0%	64.8%	62.4%	65.0%
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$80.9	$149.4	$(68.5)	(46)%	$(8.5)	$89.4	$(105.8)	$(42.4)	$105.9
Interest expense	44.8	43.6	1.2	3%	21.1	23.7	25.3	25.8	22.8
Income tax (benefit) expense	(1.6)	1.8	(3.4)	n/m	(1.4)	(0.2)	(1.4)	0.2	1.0
Depreciation and amortization	204.2	152.2	52.0	34%	102.1	102.1	97.9	84.0	77.6
EBITDA (Nareit definition)(a)	$328.3	$347.0	$(18.7)	(5)%	$113.3	$215.0	$16.0	$67.6	$207.3

Transaction, acquisition, integration and other related expenses	1.7	2.3	(0.6)	(26)%	1.4	0.3	1.4	1.1	0.4
Legal claim costs	0.2	0.3	(0.1)	(33)%	0.1	0.1	0.2	0.1	0.1
Stock-based compensation expense	8.2	8.4	(0.2)	(2)%	3.7	4.5	4.5	4.6	4.5
Severance and management transition costs	0.1	0.7	(0.6)	(86)%	—	0.1	1.6	—	—
Loss on early extinguishment of debt	—	3.1	(3.1)	n/m	—	—	—	—	—
New accounting standards and regulatory compliance and the related system implementation costs	0.6	1.5	(0.9)	(60)%	0.3	0.3	0.7	0.8	1.0
(Gain) loss on marketable equity investment	(92.7)	(143.2)	50.5	(35)%	8.5	(101.2)	96.7	36.6	(102.7)
Other expenses	0.1	—	0.1	n/m	—	0.1	0.1	—	—
Adjusted EBITDA	$246.5	$220.1	$26.4	12%	$127.3	$119.2	$121.2	$110.8	$110.6
Adjusted EBITDA as a % of Revenue	51.7%	55.9%			50.6%	53.0%	54.8%	53.6%	56.2%

(a)
We calculate Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) as GAAP net income (loss) plus interest expense, income tax (benefit) (expense) and depreciation and amortization. While it is consistent with the definition of EBITDAre promulgated by the National Association of Real Estate Investment Trusts ("Nareit"), our computation of EBITDAre may differ from the methodology for calculating EBITDAre used by other REITs. Accordingly, our EBITDAre may not be comparable to others.

CyrusOne Inc.
Reconciliation of Net Income (Loss) to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Six Months Ended				Three Months Ended
	June 30,		Change		June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2018	$	%	2019	2019	2018	2018	2018
Reconciliation of Net Income (Loss) to FFO and Normalized FFO:
Net income (loss)	$80.9	$149.4	$(68.5)	(46)%	$(8.5)	$89.4	$(105.8)	$(42.4)	$105.9
Real estate depreciation and amortization	200.3	148.1	52.2	35%	100.2	100.1	95.5	81.9	75.6
Funds from Operations ("FFO") - Nareit defined	$281.2	$297.5	$(16.3)	(5)%	$91.7	$189.5	$(10.3)	$39.5	$181.5

Loss on early extinguishment of debt	—	3.1	(3.1)	n/m	—	—	—	—	—
Net (gain) loss on marketable equity investment	(92.7)	(143.2)	50.5	(35)%	8.5	(101.2)	96.7	36.6	(102.7)
New accounting standards and regulatory compliance and the related system implementation costs	0.6	1.5	(0.9)	(60)%	0.3	0.3	0.7	0.8	1.0
Amortization of tradenames	0.3	0.7	(0.4)	(57)%	0.1	0.2	0.6	0.4	0.4
Transaction, acquisition, integration and other related expenses	1.7	2.3	(0.6)	(26)%	1.4	0.3	1.4	1.1	0.4
Severance and management transition costs	0.1	0.7	(0.6)	(86)%	—	0.1	1.6	—	—
Legal claim costs	0.2	0.3	(0.1)	(33)%	0.1	0.1	0.2	0.1	0.1
Normalized Funds from Operations (Normalized FFO)	$191.4	$162.9	$28.5	17%	$102.1	$89.3	$90.9	$78.5	$80.7
Normalized FFO per diluted common share	$1.72	$1.66	$0.06	4%	$0.90	$0.82	$0.86	$0.79	$0.81
Weighted average diluted common shares outstanding	111.1	98.1	13.0	13%	113.1	108.8	106.1	99.5	99.4

Additional Information:
Amortization of deferred financing costs and bond premium	2.4	1.8	0.6	33%	1.2	1.2	1.1	1.1	1.1
Stock-based compensation expense	8.2	8.4	(0.2)	(2)%	3.7	4.5	4.5	4.6	4.5
Non-real estate depreciation and amortization	3.8	3.4	0.4	12%	1.9	1.9	1.8	1.7	1.6
Straight line rent adjustments(a)	(16.9)	(13.0)	(3.9)	30%	(6.8)	(10.1)	(8.9)	(5.8)	(5.8)
Deferred revenue, primarily installation revenue(b)	10.6	5.6	5.0	89%	4.7	5.9	16.1	7.6	2.4
Leasing commissions	(6.8)	(6.9)	0.1	(1)%	(3.1)	(3.7)	(6.5)	(3.3)	(3.7)
Recurring capital expenditures	(4.3)	(4.7)	0.4	(9)%	(1.6)	(2.7)	(2.1)	(3.7)	(2.3)

(a)	Straight line rent adjustments:
Represents the difference between revenue recognized on a straight line basis under GAAP over the term of the lease compared to the contractual rental payments. Lease agreements typically include payments that escalate over the term of the contract or, to a lesser extent, a ramp period.

(b)	Deferred revenue, primarily installation revenue:
Represents payments received from customers in excess of revenue recognized under GAAP. This primarily relates to specific customer-requested buildouts that CyrusOne does not include in its basic data center design. The company charges customers up front for these buildouts rather than incorporating into rent and billing them over time. The cash payments for these buildouts are non-recurring, and may vary significantly from quarter to quarter, but revenue is amortized over the life of the lease.

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt, Debt Schedule and Interest Summary
(Unaudited)
Market Capitalization (as of June 30, 2019)

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of June 30, 2019	Market Value Equivalents (in millions)
Common shares	113,176,370	$57.72	$6,532.5
Net Debt			2,617.4
Total Enterprise Value (TEV)			$9,149.9
Reconciliation of Net Debt

	June 30,	March 31,
(dollars in millions)	2019	2019
Long-term debt(a)	$2,729.9	$2,915.8
Capital lease obligations	31.6	33.4
Less:
Cash and cash equivalents	(144.1)	(126.0)
Net Debt	$2,617.4	$2,823.2
(a)Excludes adjustment for deferred financing costs and bond premiums.
Debt Schedule (as of June 30, 2019)

(dollars in millions)
Long-term debt:	Amount	Interest Rate(a)	Maturity Date
Revolving credit facility - EUR(b)	$153.5	EURIBOR + 145 bps(c)	March 2023(d)
Revolving credit facility - GBP(e)	6.4	GBP LIBOR + 145 bps(f)	March 2023(d)
Revolving credit facility - USD(g)	270.0	USD LIBOR + 145 bps(h)	March 2023(d)
Term loan	800.0	USD LIBOR + 140 bps(i)	March 2023
Term loan	300.0	USD LIBOR + 170bps(j)	March 2025
5.000% senior notes due 2024, excluding bond premium	700.0	5.000%	March 2024
5.375% senior notes due 2027, excluding bond premium	500.0	5.375%	March 2027
Total long-term debt(k)	$2,729.9	4.02%(l)

Weighted average term of debt:	4.9	years

(a)
Interest rate margins were 155 bps for the revolving credit facility, 150 bps for the term loan maturing March 2023, and 180 bps for the term loan maturing March 2025 as of June 30, 2019, but subsequent to quarter end each decreased by 10 bps.

(b)	Amount outstanding is USD equivalent of €135 million.

(c)	Interest rate as of June 30, 2019: 1.55%; decreased to 1.45% subsequent to quarter end.

(d)	Assuming exercise of one-year extension option.

(e)	Amount outstanding is USD equivalent of £5 million.

(f)	Interest rate as of June 30, 2019: 2.28%; decreased to 2.18% subsequent to quarter end.

(g)	Amount converted into €238 million pursuant to USD-EUR cross currency swap.

(h)	Interest rate as of June 30, 2019: 3.97%, decreased to 3.87% subsequent to quarter end; adjusted rate pursuant to USD-EUR cross currency swap: 0.99%.

(i)	Interest rate as of June 30, 2019: 3.91%; decreased to 3.81% subsequent to quarter end.

(j)	Interest rate as of June 30, 2019: 4.21%; decreased to 4.11% subsequent to quarter end.

(k)	Excludes adjustment for deferred financing costs.

(l)
Weighted average interest rate calculated using lower interest rate on swapped amount and 10 bp decreases in interest rate margins for the revolving credit facility and term loans that occurred subsequent to quarter end.

Interest Summary	Three Months Ended
	June 30,	March 31,	June 30,	Growth %
(dollars in millions)	2019	2019	2018	Yr/Yr
Interest expense and fees	$28.8	$31.8	$27.0	7%
Amortization of deferred financing costs and bond premium	1.2	1.2	1.1	9%
Capitalized interest	(8.9)	(9.3)	(5.3)	68%
Total interest expense	$21.1	$23.7	$22.8	(7)%

CyrusOne Inc.
Colocation Square Footage (CSF) and CSF Leased
(Unaudited)

	As of June 30, 2019		As of March 31, 2019		As of June 30, 2018
Market	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)	Colocation Space (CSF)(a) (000)	CSF Leased(b)
Northern Virginia	1,113	91%	1,113	91%	673	98%
Dallas	621	70%	621	70%	550	81%
Phoenix	509	100%	509	100%	509	92%
Cincinnati	402	79%	402	85%	402	93%
Houston	308	68%	308	70%	308	76%
San Antonio	300	100%	300	100%	300	100%
New York Metro	228	77%	228	77%	218	82%
Chicago	203	72%	207	71%	213	67%
Austin	106	81%	106	80%	106	72%
Raleigh-Durham	83	100%	83	99%	76	88%
Total - Domestic	3,872	84%	3,876	85%	3,356	88%
Frankfurt	125	99%	98	99%	—	—%
London	116	72%	84	100%	10	94%
Singapore	3	22%	3	22%	3	22%
Total - International	244	85%	185	98%	13	76%
Total - Portfolio	4,116	84%	4,061	86%	3,369	88%
Stabilized Properties(c)	3,744	89%	3,721	90%	3,097	92%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	CSF Leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(c)	Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased.

CyrusOne Inc.
2019 Guidance

Category	Previous 2019 Guidance	Revised 2019 Guidance
Total Revenue	$960 - 1,000 million	$970 - 990 million
Lease and Other Revenues from Customers	$835 - 865 million	$842 - 857 million
Metered Power Reimbursements	$125 - 135 million	$128 - 133 million
Adjusted EBITDA	$500 - 525 million	$507 - 517 million
Normalized FFO per diluted common share	$3.30 - 3.40	$3.50 - 3.60
Capital Expenditures	$900 - 1,000 million	$850 - 950 million
Development(1)	$890 - 985 million	$840 - 935 million
Recurring	$10 - 15 million	$10 - 15 million

(1)Development capital expenditures include the acquisition of land for future development.

CyrusOne is updating guidance for full year 2019, tightening the guidance ranges for Total Revenue and Adjusted EBITDA, increasing the guidance range for Normalized FFO per diluted common share, and decreasing the guidance ranges for Capital Expenditures and Capital Expenditures - Development. The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide forward-looking guidance for GAAP financial measures (other than Revenue and Capital Expenditures)
or reconciliations for the non-GAAP financial measures included in the annual guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction, acquisition, integration and other related expenses, legal claim costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of June 30, 2019
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Dallas - Carrollton	Dallas	$76,451	305	84%	84%	82	45%	111	498	—	44
Northern Virginia - Sterling V	Northern Virginia	52,037	383	84%	92%	11	100%	145	539	64	63
Northern Virginia - Sterling VI	Northern Virginia	42,394	272	88%	88%	35	—%	—	307	—	57
Northern Virginia - Sterling II	Northern Virginia	33,657	159	100%	100%	9	100%	55	223	—	30
San Antonio III	San Antonio	33,389	132	100%	100%	9	100%	43	184	—	24
Houston - Houston West I	Houston	31,273	112	86%	86%	11	100%	37	161	3	28
Somerset I	New York Metro	31,002	106	79%	82%	27	89%	89	222	188	15
Chicago - Aurora I	Chicago	30,462	113	98%	98%	34	100%	223	371	27	71
Cincinnati - 7th Street***	Cincinnati	30,032	197	66%	66%	6	61%	175	378	46	16
Dallas - Lewisville*	Dallas	26,815	114	83%	83%	11	84%	54	180	—	21
Totowa - Madison**	New York Metro	26,814	51	88%	90%	22	93%	59	133	—	6
Cincinnati - North Cincinnati	Cincinnati	25,063	65	99%	99%	45	79%	53	163	65	14
Phoenix - Chandler VI	Phoenix	23,779	148	100%	100%	6	100%	32	187	279	24
Frankfurt I	Frankfurt	22,433	53	97%	97%	8	91%	57	118	—	18
San Antonio I	San Antonio	21,751	44	100%	100%	6	83%	46	96	11	12
Phoenix - Chandler II	Phoenix	21,638	74	100%	100%	6	53%	26	105	—	12
Houston - Houston West II	Houston	21,279	80	75%	75%	4	88%	55	139	11	12
Phoenix - Chandler I	Phoenix	20,873	74	100%	100%	35	12%	39	147	31	16
Wappingers Falls I**	New York Metro	20,052	37	66%	66%	20	91%	15	72	—	3
Phoenix - Chandler III	Phoenix	19,867	68	100%	100%	2	—%	30	101	—	14
Northern Virginia - Sterling I	Northern Virginia	19,450	78	100%	100%	6	81%	49	132	—	12
Northern Virginia - Sterling III	Northern Virginia	19,261	79	100%	100%	7	100%	34	120	—	15
Raleigh-Durham I	Raleigh-Durham	18,820	83	93%	100%	13	100%	82	178	246	15
Austin III	Austin	18,496	62	68%	69%	15	98%	21	98	67	6
San Antonio II	San Antonio	14,927	64	100%	100%	11	100%	41	117	—	12
Austin II	Austin	14,311	44	94%	98%	2	100%	22	68	—	5
Houston - Galleria	Houston	14,002	63	49%	49%	23	40%	25	112	—	14
Florence	Cincinnati	13,630	53	99%	99%	47	87%	40	140	—	9
Phoenix - Chandler V	Phoenix	13,153	72	100%	100%	1	95%	16	89	94	12
Northern Virginia - Sterling IV	Northern Virginia	11,544	81	100%	100%	7	100%	34	122	—	15
Phoenix - Chandler IV	Phoenix	11,373	73	100%	100%	3	100%	27	103	—	12
San Antonio IV	San Antonio	11,172	60	100%	100%	12	100%	27	99	—	12
Cincinnati - Hamilton*	Cincinnati	10,880	47	73%	73%	1	100%	35	83	—	10
London I*	London	10,003	25	100%	100%	12	56%	58	95	9	10
Frankfurt II	Frankfurt	9,497	71	100%	100%	9	100%	72	152	10	28
London II*	London	8,974	49	100%	100%	10	100%	93	151	4	15
Houston - Houston West III	Houston	6,546	53	36%	40%	10	100%	32	95	209	6
London - Great Bridgewater**	London	6,231	10	94%	95%	—	—%	1	11	—	1
Stamford - Riverbend**	New York Metro	5,407	20	23%	23%	—	—%	8	28	—	2
Cincinnati - Mason	Cincinnati	5,170	34	100%	100%	26	98%	17	78	—	4
Norwalk I**	New York Metro	4,437	13	100%	100%	4	65%	41	58	87	2
Chicago - Lombard	Chicago	2,367	14	62%	62%	4	45%	12	30	29	3
Stamford - Omega**	New York Metro	1,245	—	—%	—%	19	81%	4	22	—	—
Totowa - Commerce**	New York Metro	671	—	—%	—%	20	44%	6	26	—	—
Cincinnati - Blue Ash*	Cincinnati	625	6	36%	36%	7	100%	2	15	—	1
Singapore - Inter Business Park**	Singapore	385	3	22%	22%	—	—%	—	3	—	1
Stabilized Properties - Total		$863,639	3,744	88%	89%	659	72%	2,143	6,546	1,480	717

CyrusOne Inc.
Data Center Portfolio
As of June 30, 2019
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k) (000)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c) ($000)	Colocation Space (CSF)(d) (000)	CSF Occupied(e)	CSF Leased(f)	Office & Other(g) (000)	Office & Other Occupied(h)	Supporting Infrastructure(i) (000)	Total(j) (000)
Stabilized Properties - Total		$863,639	3,744	88%	89%	659	72%	2,143	6,546	1,480	717

Pre-Stabilized Properties(b)
Dallas - Carrollton (DH #6)	Dallas	7,152	75	77%	77%	—	—%	21	96	—	6
Northern Virginia - Sterling VIII	Northern Virginia	4,295	61	37%	37%	4	—%	25	90	—	6
Chicago - Aurora II (DH #1)	Chicago	3,217	77	33%	35%	45	—%	14	136	272	16
Dallas - Carrollton (DH #7)	Dallas	2,827	48	38%	39%	—	—%	—	48	—	6
Dallas - Allen (DH #1)	Dallas	637	79	7%	8%	—	—%	58	137	204	6
London II* (DH #2)	London	—	15	—%	—%	—	—%	—	15	—	6
London II* (DH #3)	London	—	17	—%	—%	—	—%	—	17	—	7
All Properties - Total		$881,768	4,116	83%	84%	709	67%	2,261	7,085	1,956	770

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and is owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% leased. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% leased.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2019 multiplied by 12. For the month of June 2019, customer reimbursements were $130.7 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From July 1, 2017 through June 30, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2019 was $882.5 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2019 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(e)
Percent occupied is determined based on CSF billed to customers under signed leases as of June 30, 2019 divided by total CSF. Leases signed but that have not commenced billing as of June 30, 2019 are not included.

(f)	Percent leased is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(h)
Percent occupied is determined based on Office & Other space being billed to customers under signed leases as of June 30, 2019 divided by total Office & Other space. Leases signed but not commenced as of June 30, 2019 are not included.

(i)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(j)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(k)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(l)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of June 30, 2019
(Dollars in millions)
(Unaudited)

			NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF) (000)	Office & Other (000)	Supporting Infrastructure (000)	Powered Shell(c) (000)	Total (000)	Critical Load MW Capacity(d)	Actual to Date(e)	Estimated Costs to Completion(f)	Total
Northern Virginia - Sterling V	Northern Virginia	3Q'19	—	—	—	—	—	2.0	4	5-7	9-11
Austin III	Austin	3Q'19	—	—	—	—	—	3.0	2	15-17	17-19
London I	London	3Q'19	13	—	—	—	13	5.0	7	5-7	12-14
Frankfurt II	Frankfurt	3Q'19	19	—	—	—	19	7.0	10	10-14	20-24
Somerset II	New York Metro	4Q'19	15	—	—	—	15	2.0	3	14-18	17-21
Dallas - Carrollton	Dallas	4Q'19	—	—	—	—	—	6.0	17	11-12	28-29
Amsterdam I	Amsterdam	4Q'19	39	28	40	194	301	6.0	26	40-51	66-77
Northern Virginia - Sterling VIII	Northern Virginia	1Q'20	61	—	—	—	61	24.0	22	86-98	108-120
Northern Virginia - Sterling IX	Northern Virginia	1Q'20	—	—	—	307	307	—	7	80-89	87-96
Frankfurt III	Frankfurt	2Q'20	—	—	—	258	258	—	2	64-75	66-77
Northern Virginia - Sterling VII	Northern Virginia	3Q'20	—	—	—	167	167	—	7	84-93	91-100
Total			146	28	40	925	1,140	55.0	$107	414-481	521-588

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change. May not sum to total due to rounding.

(b)
London development costs are GBP-denominated and shown as USD-equivalent using exchange rate of 1.27. Frankfurt and Amsterdam development costs are EUR-denominated and shown as USD-equivalent using exchange rate of 1.14.

(c)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(d)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(e)	Actual to date is the cash investment as of June 30, 2019. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(f)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

Capital Expenditures - Investment in Real Estate	Three Months Ended		Six Months Ended
	March 31	June 30	June 30
(dollars in millions)	2019	2019	2019
Capital expenditures - investment in real estate	$299.2	$211.3	$510.5

CyrusOne Inc.
Land Available for Future Development (Acres)
As of June 30, 2019
(Unaudited)

	As of
Market	June 30, 2019
Amsterdam	8
Atlanta	44
Austin	22
Chicago	23
Cincinnati	98
Dallas	57
Houston	20
Northern Virginia	24
Phoenix	96
Quincy, Washington	48
San Antonio	22
Santa Clara	23
Total Available(a)	484
Book Value of Total Available	$200.4	million

(a)	Does not sum to total due to rounding.

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of June 30, 2019
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed (000)(d)	Weighted Average Lease Term(e)
2Q'19	500	46,000	5,946	$1,090	67
Prior 4Q Avg.	478	138,250	22,341	$2,904	83
1Q'19	422	93,000	15,557	$2,267	56
4Q'18	482	41,000	6,768	$1,678	73
3Q'18	500	114,000	15,118	$2,218	60
2Q'18	506	305,000	51,919	$5,453	143

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 2Q'18 and 3Q'18, $0.2 million in 1Q'19, and $0.1 million in 4Q'18 and 2Q'19.

(e)	Calculated on a CSF-weighted basis.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of June 30, 2019
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.3 million in 2Q'18 and 3Q'18, $0.2 million in 3Q'17 - 1Q'18 and 1Q'19, and $0.1 million in 4Q'18 and 2Q'19.

CyrusOne Inc.
Customer Sector Diversification(a)
As of June 30, 2019
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b) (000)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	11	$185,502	21.0%	101.9
2	Information Technology	5	55,772	6.3%	62.2
3	Information Technology	11	52,015	5.9%	36.4
4	Information Technology	7	31,899	3.6%	27.1
5	Information Technology	7	26,463	3.0%	44.6
6	Financial Services	1	19,411	2.2%	141.0
7	Information Technology	7	18,818	2.1%	27.8
8	Research and Consulting Services	3	15,702	1.8%	30.9
9	Healthcare	2	15,396	1.7%	102.0
10	Industrials	5	11,109	1.3%	11.8
11	Telecommunication Services	2	9,824	1.1%	27.2
12	Financial Services	2	9,756	1.1%	50.8
13	Telecommunication Services	7	9,492	1.1%	18.3
14	Consumer Staples	3	9,222	1.0%	19.9
15	Information Technology	4	9,044	1.0%	49.6
16	Information Technology	4	8,704	1.0%	104.6
17	Information Technology	2	8,026	1.0%	60.2
18	Telecommunication Services	1	7,901	1.0%	100.0
19	Information Technology	2	6,922	0.8%	17.5
20	Financial Services	1	6,600	0.7%	11.0
			$517,578	58.7%	69.0

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2019, multiplied by 12. For the month of June 2019, customer reimbursements were $130.7 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From July 1, 2017 through June 30, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2019 was $882.5 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2019 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of June 30, 2019, which was approximately $881.8 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of June 30, 2019, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of June 30, 2019
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c) (000)	Percentage of Portfolio Leased NRSF	Annualized Rent(d) (000)	Percentage of Annualized Rent
0-999	647	67%	138	2%	$74,919	9%
1,000-2,499	120	12%	187	3%	45,133	5%
2,500-4,999	72	7%	252	4%	45,853	5%
5,000-9,999	45	5%	316	6%	50,588	6%
10,000+	83	9%	4,898	85%	665,275	75%
Total	967	100%	5,791	100%	$881,768	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of June 30, 2019. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2019, multiplied by 12. For the month of June 2019, customer reimbursements were $130.7 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From July 1, 2017 through June 30, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2019 was $882.5 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2019 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of June 30, 2019
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring (000)	Percentage of Total NRSF	Annualized Rent(c) (000)	Percentage of Annualized Rent	Annualized Rent at Expiration(d) (000)	Percentage of Annualized Rent at Expiration
Available		1,295	18%
Month-to-Month	766	69	1%	$25,784	3%	$28,208	3%
2019	1,135	450	6%	39,461	4%	39,628	4%
2020	2,481	751	11%	142,189	16%	144,133	15%
2021	1,912	650	9%	129,148	15%	137,105	14%
2022	978	602	8%	95,629	11%	102,425	11%
2023	296	776	11%	102,144	12%	119,345	12%
2024	151	395	6%	59,291	7%	76,088	8%
2025	47	184	3%	30,452	3%	34,323	3%
2026	37	620	9%	91,657	10%	98,570	10%
2027	21	456	6%	70,962	8%	79,372	8%
2028	17	277	4%	31,501	4%	36,828	4%
2029 - Thereafter	22	560	8%	$63,550	7%	$76,072	8%
Total	7,863	7,085	100%	$881,768	100%	$972,097	100%

(a)
Leases that were auto-renewed prior to June 30, 2019 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the      footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of June 30, 2019, multiplied by 12. For the month of June 2019, customer reimbursements were $130.7 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From July 1, 2017 through June 30, 2019, customer reimbursements under leases with separately metered power constituted between 10.2% and 15.1% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of June 30, 2019 was $882.5 million. Our annualized effective rent was greater than our annualized rent as of June 30, 2019 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of June 30, 2019, multiplied by 12.